As filed with the Securities and Exchange Commission on March 1, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADURO BIOTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-3348934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

740 Heinz Avenue

Berkeley, CA 94710

(510) 848-4400

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Aduro Biotech, Inc. 2015 Equity Incentive Plan

Stephen T. Isaacs

Chairman, President and Chief Executive Officer

Aduro Biotech, Inc.

740 Heinz Avenue

Berkeley, California 94710

(510) 848-4400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

J. Carlton Fleming

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– Aduro Biotech, Inc. 2015 Equity Incentive Plan	3,109,448(2)	$6.35(3)	$19,744,994.80	$2,458.26
Total	3,109,448		$19,744,994.80	$2,458.26

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”), on January 1, 2018 pursuant to an “evergreen” provision contained in the 2015 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2015 Plan automatically increases on January 1 of each year, starting on January 1, 2016 and continuing through (and including) January 1, 2025 by 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $6.35 per share, the average of the high and low prices of the Registrant’s common stock on February 28, 2018 as reported on The Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 20, 2015 (File No. 333-203508), March 8, 2016 (File No. 333-210016) and March 1, 2017 (File No. 333-216373). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statements on Form S-8 relating to the 2015 Plan, previously filed with the SEC on April 20, 2015 (File No. 333-203508), March 8, 2016 (File No. 333-210016) and March 1, 2017 (File No. 333-216373).

(b) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 1, 2018.

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 5, 2018 and January 8, 2018.

(d) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on April 10, 2015 (File No. 001-37345) under the Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Restated Certificate of Incorporation of Aduro Biotech, Inc.

4.2 (2)	Restated Bylaws of Aduro Biotech, Inc.

4.3 (3)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Aduro Biotech, Inc. 2015 Equity Incentive Plan.

99.2 (5)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the Aduro Biotech, Inc. 2015 Equity Incentive Plan.

(1)	Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(4)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 1st day of March, 2018.

ADURO BIOTECH, INC.

By:	/s/ Stephen T. Isaacs
Stephen T. Isaacs
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Isaacs and Jennifer Lew, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen T. Isaacs Stephen T. Isaacs	Chairman, President and Chief Executive Officer (principal executive officer)	March 1, 2018

/s/ Jennifer Lew Jennifer Lew	Chief Financial Officer (principal financial and accounting officer)	March 1, 2018

/s/ Gerald Chan Gerald Chan, DSc	Director	March 1, 2018

/s/ William M. Greenman William M. Greenman	Director	March 1, 2018

/s/ Ross Haghighat Ross Haghighat	Director	March 1, 2018

/s/ Frank McCormick Frank McCormick	Director	March 1, 2018

/s/ Stephanie Monaghan O’Brien Stephanie Monaghan O’Brien	Director	March 1, 2018

/s/ Stephen A. Sherwin Stephen A. Sherwin	Director	March 1, 2018